Exhibit 4.4

Form of Common Stock Certificate

[Front of Certificate]

Number	Common Stock
CS-	Shares
CUSIP 78390X 10 1
See Reverse for Certain Definitions

SAIC, INC.

Incorporated under the laws of the State of Delaware

This certifies that                      is the owner of              fully paid and non-assessable shares of Common Stock, par value $0.0001 per share, of SAIC, Inc. (hereinafter and on the back hereof called the “Corporation”), transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile signatures of the Corporation’s duly authorized officers.

[SAIC Corporate Seal]

Dated:

/s/		/s/
	Secretary		Chairman of the Board

Countersigned and Registered:

Mellon Investor Services LLC

Transfer Agent and Registrar

By:	/s/
Authorized Signature

[Reverse of Certificate]

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request should be addressed to the Secretary of the Corporation, 10260 Campus Point Drive, San Diego, California 92121.

The following abbreviations, when used in the inscription of the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — TEN ENT — JT TEN —	as tenants in common as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT —	Custodian
(Cust) (Minor) under Uniform Gifts To Minors Act (State)

		UNIF TRF MIN ACT —	Custodian (until age ) (Cust) (Minor)
under Uniform Transfers To Minors Act
(State)

Additional abbreviations may also be used though not listed above.

FOR VALUE RECEIVED,                                          hereby sells, assigns and transfers unto

Please insert social security or

other identifying number of assignee

(Please print or typewrite name and address, including zip code, of assignee)

                     Shares of Common Stock represented by this Certificate, and hereby irrevocably constitutes and appoints

                     Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

X

X

NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed

By

The signature(s) must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.